Exhibit 10.1

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

This Amendment No. 1 to Intercreditor Agreement, dated as of May 20, 2011 (this “Amendment”), is entered into by and among UBS AG, STAMFORD BRANCH, as First Lien Agent, U.S. BANK NATIONAL ASSOCIATION, as Original Second Lien Agent and as Second Lien Collateral Agent, NORCRAFT COMPANIES, L.P., a Delaware limited partnership (“Borrower”), NORCRAFT INTERMEDIATE HOLDINGS, L.P., a Delaware limited partnership, NORCRAFT FINANCE CORP., a Delaware corporation, and NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company (each, a “Guarantor” and, together with the Borrower, each, a “Norcraft Party” and collectively, the “Norcraft Parties”).

RECITALS

A. The First Lien Agent, the Original Second Lien Agent, the Second Lien Collateral Agent and the Norcraft Parties are parties to that certain Intercreditor Agreement, dated as of December 9, 2009 (as amended hereby and as it may be from time to time hereafter amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”).

B. The Borrower has requested that the First Lien Agent, the Original Second Lien Agent and the Second Lien Collateral Agent agree to amend the Intercreditor Agreement, as and to the extent set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

C. The First Lien Agent, the Original Second Lien Agent and the Second Lien Collateral Agent are willing to so amend the Intercreditor Agreement as and to the extent, and subject to the terms and conditions, set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Norcraft Parties, the First Lien Agent, the Original Second Lien Agent and the Second Lien Collateral Agent hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Intercreditor Agreement (as amended hereby).

2. Amendment. Subject to the terms and conditions hereof, the Intercreditor Agreement is hereby amended as follows:

2.1. Section 1.1 (Definitions) of the Intercreditor Agreement is hereby amended by amending and restating in its entirety the definition of “Senior Secured Notes” as follows:

“Senior Secured Notes” shall mean, collectively, the 10 1/2% Senior Secured Second Lien Notes due 2015 issued by Borrower and Norcraft Finance pursuant to the Second Lien Note Indenture in an aggregate principal amount of up to $240.0 million, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

3. Conditions Precedent to Effectiveness. The effectiveness of the amendment and other agreements set forth in this Amendment are subject in each instance to the satisfaction of each of the following conditions precedent, each in a manner reasonably satisfactory to each of the First Lien Agent, the Original Second Lien Agent and the Second Lien Collateral Agent:

3.1. Requisite Consents. The Controlling Secured Parties (as defined in the Second Lien Note Indenture) shall have consented to the amendment of the Intercreditor Agreement in substantially the form hereof.

3.2. Amendment. This Amendment shall have been duly executed and delivered by each Norcraft Party, the First Lien Agent, the Original Second Lien Agent and the Second Lien Collateral Agent.

3.3. Issuance of Add-On Notes. The Add-On Notes (as defined in the Second Lien Note Indenture as in effect upon the effectiveness of this Amendment) shall have been issued pursuant to the terms of the Second Lien Note Indenture.

3.4. Payment of Consent Fees. The Borrower shall have paid, or caused to be paid, the Consent Fees (as defined in the Borrower’s Consent Solicitation Statement, dated May 16, 2011 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”) with respect to the Senior Secured Notes) to each Holder of the Notes that has validly tendered (and not validly revoked) a Consent (as defined in the Consent Solicitation Statement) prior to the Expiration Date (as defined in the Consent Solicitation Statement) in accordance with the Consent Solicitation Statement.

4. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Intercreditor Agreement shall remain in full force and effect.

5. Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, each of which when so executed shall be an original and all of which shall together constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

6. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7. Binding on Successors and Assigns. This Amendment shall be binding upon the First Lien Agent, the other First Lien Secured Parties, any Second Lien Agent, the other Second Lien Secured Parties, Grantors and their respective permitted successors and assigns.

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8. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER RULE OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

9. Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER

NORCRAFT COMPANIES, L.P.
By:	NORCRAFT GP, L.L.C., its general partner

By:	/s/ LEIGH GINTER
Name: Leigh Ginter
Title: Chief Financial Officer

GUARANTORS

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:	/s/ LEIGH GINTER
Name: Leigh Ginter
Title: Chief Financial Officer

NORCRAFT FINANCE CORP.

By:	/s/ LEIGH GINTER
Name: Leigh Ginter
Title: Vice President

NORCRAFT CANADA CORPORATION

By:	/s/ LEIGH GINTER
Name: Leigh Ginter
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT]

FIRST LIEN AGENT

UBS AG, STAMFORD BRANCH, as First Lien Agent

By:	/s/ MARY E. EVANS
Name: Mary E. Evans
Title: Associate Director

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT]

ORIGINAL SECOND LIEN AGENT AND SECOND LIEN COLLATERAL AGENT

U.S. BANK NATIONAL ASSOCIATION, as Original Second Lien Agent and Second Lien Collateral Agent

By:	/s/ JOSHUA A. HAHN
Name: Joshua A. Hahn
Title: Assistant Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT]